Exhibit 21.1

HYATT HOTELS CORPORATION
SUBSIDIARIES OF THE REGISTRANT
The following is a list of subsidiaries of Hyatt Hotels Corporation, omitting subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as defined in Regulation S-X as of December 31, 2021:

Name	Jurisdiction of Incorporation or Organization
AIC HOLDING CO.	Delaware
ALG PANAMA HOLDINGS, L.P.	Delaware
ALG VACATIONS CORP.	Delaware
ALG VIAJES MEXICO, S. DE R.L. DE C.V.	Mexico
AMR OPERACIONES MX, S. DE R.L. DE C.V.	Mexico
AMRESORTS EUROPE HOLDINGS, GMBH	Switzerland
AMRESORTS MANAGEMENT SPAIN, SLU	Spain
AMRESORTS MARKETING PANAMA, S. DE R.L.	Panama
AMSTAR OPERACIONES DMC MX, S. DE R.L. DE C.V.	Mexico
ARUBA BEACHFRONT RESORTS LIMITED PARTNERSHIP	Illinois
CASABLANCA FOREIGN HOLDINGS B.V.	Netherlands
CASABLANCA FOREIGN INTERMEDIATE HOLDINGS S.A R.L.	Luxembourg
CASABLANCA GLOBAL HOLDINGS LP	Cayman
CASABLANCA GLOBAL INTERMEDIATE HOLDINGS	Cayman
CASABLANCA US HOLDINGS INC.	Delaware
CLUB DE DESCUENTOS VACACIONALES MX, S. DE R.L. DE C.V.	Mexico
CSH CASABLANCA SWITZERLAND HOLDING GMBH	Switzerland
CTR INTEREST HOLDCO, INC.	Delaware
G.E.H. PROPERTIES LIMITED	United Kingdom
GRAND HYATT SAN ANTONIO, L.L.C.	Delaware
GREENWICH HOTEL, LLC	Delaware
H.E. DRISKILL, LLC	Delaware
H.E. INDIAN WELLS, L.L.C.	Delaware
H.E. NEWPORT, L.L.C.	Delaware
H.E. ORLANDO, L.L.C.	Delaware
H.E. PHOENIX, L.L.C.	Delaware
H.E. SAN ANTONIO, L.L.C.	Delaware
HE ORLANDO HOTEL, LLC	Delaware
HI HOLDINGS BAJA B.V.	Netherlands
HI HOLDINGS CYPRUS LIMITED	Cyprus
HI HOLDINGS RIO S.A R.L.	Luxembourg
HI HOLDINGS RIVIERA MAYA B.V.	Netherlands
HI HOLDINGS VIENNA S.A R.L.	Luxembourg
HOTEL INVESTMENTS, L.L.C.	Delaware
HP BOSTON HOLDINGS, L.L.C.	Delaware
HRM MEMBER, LLC	Delaware
HT-AVENDRA GROUP HOLDINGS, L.L.C.	Delaware
HT-HOTEL EQUITIES, INC.	Delaware
HT-MIAMI BEACH, L.L.C.	Delaware
HTS - NS, L.L.C.	Delaware
HY LONG BEACH HOTEL, LLC	Delaware
HYATT CHAIN SERVICES LIMITED	Hong Kong (PRC)

HYATT CORPORATION	Delaware
HYATT EQUITIES, L.L.C.	Delaware
HYATT FRANCHISING, L.L.C.	Delaware
HYATT GLOBAL SERVICES, INC.	Delaware
HYATT HOSPITALITY SERVICES, L.L.C.	Delaware
HYATT INTERNATIONAL CORPORATION	Delaware
HYATT INTERNATIONAL HOLDINGS CO.	Delaware
HYATT INTERNATIONAL TECHNICAL SERVICES, INC.	Delaware
HYATT LACSA SERVICES, INC.	Delaware
HYATT REGENCY COLOGNE GMBH	Germany
INFORMATION SERVICES LIMITED	Hong Kong (PRC)
MIRAVAL GROUP, LLC	Delaware
MIRAVAL RESORT ARIZONA, LLC	Delaware
MORUMBY HOTEIS LTDA.	Brazil
MRG ATX OPERATIONS, LLC	Delaware
MRG CRW HOLDINGS, LLC	Delaware
PARIS HOTEL COMPANY B.V.	Netherlands
PARK HYATT WATER TOWER ASSOCIATES, L.L.C.	Illinois
PH NEW YORK L.L.C.	Delaware
ROSEMONT PROJECT MANAGEMENT, L.L.C.	Delaware
ROUTE 46 MANAGEMENT ASSOCIATES CORP.	Delaware
SAS SOCIETE IMMOBILIERE ET HOTELIERE	France
THE GREAT EASTERN HOTEL COMPANY LIMITED	England and Wales
THE GREAT EASTERN HOTEL HOLDING COMPANY LIMITED	England and Wales
TWO ROADS HOSPITALITY LLC	Delaware
TWO SEAS HOLDINGS LIMITED	Mauritius
UVC GLOBAL PANAMA S. DE R.L.	Panama
ZURICH HOTEL INVESTMENTS B.V.	Netherlands

NAMES UNDER WHICH SUBSIDIARIES DO BUSINESS

SUBSIDIARY: ARUBA BEACHFRONT RESORTS LIMITED PARTNERSHIP	Names under which such subsidiary does business:
Hyatt Regency Aruba Resort Spa and Casino

SUBSIDIARY: HYATT CORPORATION	Names under which such subsidiary does business:
Miraval Berkshires Resort and Spa
Hyatt Regency Phoenix
Hyatt Regency Scottsdale Resort & Spa at Gainey Ranch
Park Hyatt Aviara Resort, Golf Club & Spa
Andaz Scottsdale Resort & Bungalows
Royal Palms Resort and Spa
Hyatt Regency Indian Wells Resort & Spa
Hyatt Regency Huntington Beach Resort and Spa
Hyatt Regency La Jolla at Aventine
Hyatt Centric The Pike Long Beach
Hyatt Regency Long Beach
Hyatt Regency Mission Bay Spa and Marina
Andaz Napa

Hyatt Regency Orange County
Hyatt Regency Sacramento
Andaz San Diego
Manchester Grand Hyatt San Diego
Grand Hyatt San Francisco
Hyatt Regency San Francisco
Hyatt Regency San Francisco Airport
Grand Hyatt at SFO
Hyatt Regency Santa Clara
Andaz West Hollywood
Park Hyatt Beaver Creek Resort and Spa
Grand Hyatt Denver
Hyatt Regency Denver at Colorado Convention Center
Grand Hyatt Vail
Hyatt Regency Greenwich
Grand Hyatt Washington
Hyatt Regency Washington on Capitol Hill
Park Hyatt Washington D.C.
Hyatt Regency Coconut Point Resort and Spa
Hyatt Regency Coral Gables
Hyatt Regency Clearwater Beach Resort and Spa
Hyatt Regency Grand Cypress
Hyatt Regency Jacksonville Riverfront
Hyatt Centric Key West Resort & Spa
Hyatt Regency Miami
Hyatt Regency Newport Beach
Hyatt Regency Orlando
Hyatt Regency Orlando International Airport
Grand Hyatt Tampa Bay
The Confidante Miami Beach
Grand Hyatt Atlanta in Buckhead
Hyatt Centric Buckhead Atlanta
Hyatt Centric Midtown Atlanta
Hyatt Regency Atlanta
Andaz Savannah
Hyatt Regency Savannah
Grand Hyatt Kauai Resort & Spa
Hyatt Regency Maui Resort and Spa
Hyatt Centric Waikiki Beach
Hyatt Regency Waikiki Beach Resort and Spa
Andaz Maui at Wailea Resort
Hyatt Regency Chicago
Park Hyatt Chicago
Hyatt Regency McCormick Place
Hyatt Regency O’Hare Chicago
Hyatt Regency Chesapeake Bay Golf Resort, Spa and Marina
Hyatt Regency Boston
Hyatt Regency Boston Harbor
Hyatt Regency Minneapolis
Hyatt Regency St. Louis at The Arch
Hyatt Regency Lake Tahoe Resort, Spa and Casino
Hyatt Regency Jersey City on the Hudson

Hyatt Regency Morristown
Hyatt Regency New Brunswick
Hyatt Regency Tamaya Resort and Spa
Andaz 5th Avenue
Hyatt Grand Central New York
Hyatt Centric Times Square New York
Park Hyatt New York
Hyatt Centric Center City Philadelphia
Hyatt Regency Cleveland at The Arcade
Hyatt Regency Columbus
Hyatt Regency Portland at the Oregon Convention Center
The Bellevue Hotel
Hyatt Centric Beale Street Memphis
Hyatt Centric Downtown Nashville
Hyatt Regency Austin
Hyatt Regency Dallas
Grand Hyatt DFW
Hyatt Regency DFW International Airport
Hyatt Regency Frisco - Dallas
Hyatt Regency Hill Country Resort and Spa
The Driskill
Hyatt Regency Houston
Hyatt Regency Lost Pines Resort and Spa
Grand Hyatt San Antonio River Walk
Hyatt Regency San Antonio Riverwalk
Hyatt Centric The Woodlands
Hyatt Centric Park City
Hyatt Regency Crystal City at Reagan National Airport
Hyatt Regency Reston
Hyatt Regency Tysons Corner Center
Hyatt Regency Bellevue on Seattle’s Eastside
Hyatt at Olive 8
Grand Hyatt Seattle
Hyatt Regency Lake Washington at Seattle's Southport
Hyatt Regency Seattle
Hyatt Regency Green Bay
Miraval Arizona Resort and Spa
Miraval Austin Resort and Spa
Wyndhurst Manor & Club

SUBSIDIARY: HYATT REGENCY COLOGNE GMBH	Names under which such subsidiary does business:
Hyatt Regency Cologne

SUBSIDIARY: MORUMBY HOTEIS LTDA.	Names under which such subsidiary does business:
Grand Hyatt Sao Paulo

SUBSIDIARY: ROUTE 46 MANAGEMENT ASSOCIATES CORP.	Names under which such subsidiary does business:
Hyatt Place Atlanta Airport-South

Hyatt Place Atlanta/Cobb Galleria
Hyatt Place Chantilly/Dulles Airport-South
Hyatt Place Charlotte Airport/Lake Pointe
Hyatt Place Colorado Springs/Garden of the Gods
Hyatt Place Columbus/Dublin
Hyatt Place Dallas-North/by the Galleria
Hyatt Place Detroit/Utica
Hyatt Place El Paso Airport
Hyatt Place Indianapolis Airport
Hyatt Place Kansas City/Overland Park/Convention Center
Hyatt Place Mt. Laurel
Hyatt Place Orlando Airport
Hyatt Place San Antonio/Riverwalk
Hyatt Place Sterling/Dulles Airport-North
Hyatt Place Tempe/Phoenix Airport

SUBSIDIARY: SAS SOCIETE IMMOBILIERE ET HOTELIERE	Names under which such subsidiary does business:
Park Hyatt Paris-Vendôme

SUBSIDIARY: THE GREAT EASTERN HOTEL COMPANY LIMITED	Names under which such subsidiary does business:
Andaz London Liverpool Street